Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•
Registration Statement (Form S-3 No. 333-189719) of EQT Midstream Partners, LP and EQT Midstream Finance Corporation pertaining to the registration of Common Units Representing Limited Partner Interests, Debt Securities and Guarantees of Debt Securities;

•	Registration Statement (Form S-3 No. 333-205812) of EQT Midstream Partners, LP pertaining to the registration of Common Units Representing Limited Partner Interests; and

•	Registration Statement (Form S-8 No. 333-182460) pertaining to the EQT Midstream Services, LLC 2012 Long-Term Incentive Plan;

of our reports dated February 11, 2016, with respect to the consolidated financial statements of EQT Midstream Partners, LP and the effectiveness of internal control over financial reporting of EQT Midstream Partners, LP included in this Annual Report (Form 10-K) of EQT Midstream Partners, LP for the year ended December 31, 2015.

/s/ Ernst & Young LLP
Pittsburgh, Pennsylvania
February 11, 2016